SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – December 7, 2007
(Date of Earliest Event Reported)
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13696

Ohio	31-1056105

(State of Incorporation)	(I.R.S. Employer
Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202

(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On December 7, 2007, Cincinnati Bell Inc.’s Board of Directors authorized a voluntary early retirement incentive that the Company will offer to approximately 230 retirement eligible management employees. The voluntary early retirement offer includes special termination pension benefits to be paid to employees that accept the offer. Eligible employees wishing to take advantage of the voluntary early retirement incentive must respond on or before December 31, 2007 and, as a condition of acceptance, agree to the Company’s right to determine the employee’s retirement date. This retirement date cannot extend beyond December 31, 2010.
     Assuming an acceptance of the voluntary early retirement offer by 25% to 45% of the eligible management employees, the Company believes the early retirement incentive may generate approximately $5 million to $9 million in annual cost reductions on a pre-tax basis once fully implemented, and result in a pre-tax special termination benefits charge of approximately $9 million to $17 million. The actual amounts of the annual cost reductions and special termination benefits charge depend upon the number of eligible management employees that accept the offer as well as the age, salary and years of service of those employees.
     In addition to the voluntary early retirement incentive, the Company anticipates the need to conduct involuntary workforce reductions in certain parts of its business during the next several years. The total amount of any additional charges associated with these involuntary workforce reductions will depend, among other factors, upon the number of employees electing the voluntary early retirement incentive.
Forward Looking Statements
     Certain of the statements and predictions contained in this report constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and Internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this report represent Company estimates as of December 10, 2007. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: December 10, 2007

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